Exhibit 23.2  Consent of Hein & Associates LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement (No. 333-214149) on Form S-1 of Tengasco, Inc. and subsidiaries of our report dated March 30, 2016 relating to the consolidated financial statements of Tengasco, Inc. and subsidiaries for the year ended December 31, 2015, appearing in the December 31, 2015 annual report on Form 10-K of Tengasco, Inc.

We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ Hein & Associates LLP
Hein & Associates LLP

Denver, Colorado
December 9, 2016